UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MINEFINDERS CORPORATION LTD.
             (Exact name of registrant as specified in its charter)

                                 Ontario, Canada
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

  2288 - 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
                    (Address of Principal Executive Offices)

               Minefinders Corporation Ltd. 2003 Stock Option Plan
                            (Full title of the plan)
                                 Mark H. Bailey
                        2288 - 1177 West Hastings Street,
                   Vancouver, British Columbia, Canada V6E 2K3
                     (Name and address of agent for service)
                                  604.687.6263
          (Telephone number, including area code, of agent for service)

                                 With a copy to
                              Richard Harris, Esq.
                                Harris & Thompson
                         6121 Lakeside Drive, Suite 260
                               Reno, Nevada 89511
                                  775.825.4300

                         CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------------------------------------------------------------

 Title of securities                Amount to         Proposed maximum offering       Proposed maximum aggregate        Amount of
 to be registered(1)              be registered            price per share                  offering price          registration fee
 -----------------------------------------------------------------------------------------------------------------------------------

 Common Shares subject to
 outstanding options                 384,862               US$6.64(2) (4)                  US$2,555,483.68              US$323.78

 Common Shares not subject to
 outstanding options                 661,020                 US$6.80(3)                    US$4,494,936.00              US$569.51

 Total                           1,045,882 shares                                          US$7,050,419.68              US$893.29
 -----------------------------------------------------------------------------------------------------------------------------------

(1) Common Shares, without par value, offered by the Company pursuant to the Plans described herein.
(2) The exercise price of options granted under the Minefinders Corporation Ltd. 2003 Stock Option Plan, as amended, outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on July 13, 2004, as quoted on the American Stock Exchange, which was US$6.80 per share.
(4) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on July 13, 2004. On such date the noon buying rate was CDN$1.00=US$0.7542.

                                EXPLANATORY NOTE

Minefinders Corporation Ltd. (the "Registrant") has previously filed Registration Statement No. 333-111225 to register options and common shares to be issued pursuant to the exercise of options or rights granted under the Minefinders Corporation Ltd. 2003 Stock Option Plan, as amended (the "2003 Option Plan"). On June 10, 2004, the Registrant's shareholders approved an amendment to the 2003 Option Plan to increase the number of common shares issuable under such plan. Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as a post-effective amendment to the prior registration statement. This Registration Statement also registers an additional 1,045,882 common shares common shares to be issued pursuant to the exercise of options or rights granted under the 2003 Option Plan which have not previously been registered


                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on May 17, 2004;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The Company's Bylaws and Articles of Incorporation provide that the Company shall, subject to the limitations contained in the Business Corporation's Act (Ontario), indemnify all directors and officers of the Company. Section 136 of the Business Corporations Act (Ontario) provides in part that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

(a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Company's Bylaws and Articles of Incorporation also provide that with the approval of the court, the Company shall indemnify a present or former director or officer of the Company or of another corporation of which the Company is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his position provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation in respect of which he held the position, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful.

The Registrant does not maintain directors' and officers' Liability Insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number                                           Exhibit

        4.1      Minefinders Corporation Ltd. 2003 Stock Option Plan, as amended
        5.1      Opinion and Consent of Ogilvy Renault
       23.1      Consent of Ogilvy Renault (included in Exhibit 5.1)
       23.2      Consent of BDO Dunwoody LLP
       24.1      Power of Attorney (included in signature page)


Item 9.  Undertakings.

A.   The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 13th day of July, 2004.

MINEFINDERS CORPORATION LTD.


By:  /s/ Mark H. Bailey
     ---------------------------------------
Name:    Mark H. Bailey
Title:   President and CEO
         (Principal Execution Officer)


By:  /s/ Ronald J. Simpson
     ---------------------------------------
Name:    Ronald J. Simpson
Title:   Chief Financial Officer
         (Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                       Signature                                      Title                          Date


/s/  Mark H. Bailey
-------------------
Mark H. Bailey                                            President, CEO and Director           July 13, 2004
                                                          (Authorized U. S.
                                                          Representative)


/s/  Paul C. MacNeill
---------------------
Paul C. MacNeill                                          Secretary and Director                July 13, 2004


/s/  James Martin Dawson
------------------------
James Martin Dawson                                       Director                              July 13, 2004


/s/  H. Leo King
---------------------
H. Leo King                                               Director                              July 13, 2004


/s/  Robert Leclerc
---------------------
Robert Leclerc                                            Director                              July 13, 2004


/s/  Anthonie Luteijn
---------------------
Anthonie Luteijn                                          Director                              July 13, 2004


The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on July 13, 2004.

Minefinders Corporation Ltd. 2003 Stock Option Plan

By:  /s/  Mark H. Bailey
     ----------------------------------------------------
     Mark H. Bailey
     President, CEO and Director


By:  /s/  Paul C. MacNeill
     ----------------------------------------------------
     Paul C. MacNeill
     Secretary and Director

                                Power of Attorney

Each person whose signature appears below constitutes and appoints Mark H. Bailey and Paul C. MacNeill, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                                             Date


/s/  Mark H. Bailey
---------------------
Mark H. Bailey                                President, Chief Executive Officer and Director   July 13, 2004
                                              (Principal Executive Officer) (Authorized U. S.
                                              Representative)

/s/  Paul C. MacNeill
---------------------
Paul C. MacNeill                              Secretary and Director                            July 13, 2004

/s/  James Martin Dawson
-------------------------
James Martin Dawson                           Director                                          July 13, 2004

/s/  H. Leo King
---------------------
H. Leo King                                   Director                                          July 13, 2004

/s/  Robert Leclerc
---------------------
Robert Leclerc                                Director                                          July 13, 2004

/s/  Anthonie Luteijn
---------------------
Anthonie Luteijn                              Director                                          July 13, 2004

/s/  Ronald J. Simpson
----------------------
Ronald J. Simpson                             Chief Financial Officer                           July 13, 2004
                                              (Principal Financial Officer and Accounting
                                              Officer)



                          MINEFINDERS CORPORATION LTD.


                             2003 STOCK OPTION PLAN


                                 April 16, 2003











Approved by the Board
on April 16, 2003.

Approved by the shareholders on June 10, 2003.

Approved by the TSX on June 26, 2003.

Amended April 16, 2004 (date of Board approval)

Amendments approved by TSX on June 24, 2004

Amendments approved by shareholders on June 10, 2004.

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE 1 DEFINITIONS AND INTERPRETATION..........................................................................1
   1.1   Definitions..............................................................................................1
   1.2   Choice of Law............................................................................................5
   1.3   Headings.................................................................................................5

ARTICLE 2 PURPOSE AND PARTICIPATION...............................................................................5
   2.1   Purpose..................................................................................................5
   2.2   Participation............................................................................................5
   2.3   Notification of Award....................................................................................5
   2.4   Copy of Plan.............................................................................................5
   2.5   Limitation...............................................................................................5

ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS.........................................................................6
   3.1   Board to Issue Common Shares.............................................................................6
   3.2   Number of Common Shares..................................................................................6
   3.3   Term of Option...........................................................................................6
   3.4   Termination..............................................................................................6
   3.5   Exercise Price...........................................................................................8
   3.6   Additional Terms.........................................................................................8
   3.7   Assignment of Options....................................................................................9
   3.8   Adjustments..............................................................................................9
   3.9   Vesting..................................................................................................9
   3.10  Personal Information Form and Monitoring of Trading.....................................................10
   3.11  Designation of Award....................................................................................10

ARTICLE 4 EXERCISE OF OPTION.....................................................................................10
   4.1   Exercise of Option......................................................................................10
   4.2   Issue of Share Certificates.............................................................................10
   4.3   Condition of Issue......................................................................................11
   4.4   Taxes...................................................................................................11

ARTICLE 5 ADMINISTRATION.........................................................................................11
   5.1   Administration..........................................................................................11
   5.2   Interpretation..........................................................................................11
   5.3   Special Rules Applicable to Administration..............................................................11

ARTICLE 6 AMENDMENT, TERMINATION AND NOTICE......................................................................12
   6.1   Prospective Amendment...................................................................................12
   6.2   Retrospective Amendment.................................................................................12
   6.3   Amendment to Option.....................................................................................12
   6.4   Approvals...............................................................................................12
   6.5   Termination.............................................................................................12


   6.6   Agreement...............................................................................................13
   6.7   Notice..................................................................................................13


                             2003 STOCK OPTION PLAN


ARTICLE 1
                         DEFINITIONS AND INTERPRETATION
1.1      Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

     (a) "Administrator" means, initially, the Secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time.

     (b) "Award Date" means the date on which the Board awards a particular Option.

     (c) "Board" means the board of directors of the Company, or any committee thereof to which the board of directors of the Company has delegated the power to administer and grant Options under the Plan.

     (d)  "Cause" means:

          (i) in the case of an Employee (1) cause as such term is defined in the written employment agreement with the Employee or if there is no written employment agreement or cause is not defined therein, the usual meaning of just cause under the common law or the laws of the jurisdiction in which the employee is employed; or (2) the termination of employment as a result of an order made by any Regulatory Authority having jurisdiction to so order;

          (ii) in the case of a Consultant (1) the occurrence of any event which, under the written consulting contract with the Consultant or the common law or the laws of the jurisdiction in which the consultant provides services, gives the Company or any of its affiliates the right to immediately terminate the consulting contract; or (2) the termination of the consulting contract as a result of an order made by any Regulatory Authority having jurisdiction to so order;

          (iii)in the case of a Director, ceasing to be a Director as a result of (1) ceasing to meet the qualifications set out in section 118 of the Business Corporations Act (Ontario); (2) a resolution having been passed by the shareholders under section 122 of the Business Corporations Act (Ontario); or (3) an order made by any Regulatory Authority having jurisdiction to so order; or


          (iv) in the case of an Officer, ceasing to be an Officer as a result of an order made by any Regulatory Authority having jurisdiction to so order.

     (e) "Change of Control" means and shall be deemed to have occurred if one of the following events takes place:

          (i) the Company sells, leases or otherwise disposes of all or substantially all of its assets and undertaking to a Person or a combination of Persons at arm's length to the Company and its affiliates, whether pursuant to one or more transactions;

          (ii) the Company amalgamates or enters into a plan of arrangement with another company at arm's length to the Company and its affiliates, other than an amalgamation or plan of arrangement that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such amalgamation or plan of arrangement;

          (iii)any Person or combination of Persons at arm's length to the Company and its affiliates acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect; or

          (iv) any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Company.

     (f) "Common Share" or "Common Shares" means, as the case may be, one or more common shares without par value in the capital of the Company.

     (g) "Company" means Minefinders Corporation Ltd., a company incorporated under the laws of the Province of Ontario.

     (h) "Consultant" has the meaning given to that term in BC Instrument 45-507, and for the purposes of the Plan includes consultants of the Company and any of its affiliates, as well as consultant companies of the Company and any of its affiliates.

     (i) "consultant company" means for an individual consultant, a company of which the individual is an employee or shareholder.

     (j) "Director" has the meaning given to that term in the Securities Act (British Columbia), and for the purposes of the Plan includes directors of the Company and any of its affiliates.

     (k) "Disability" means the Option Holder is permanently unable to carry out the responsibilities and duties of the position held by the Option Holder by reason of any medically determinable physical or mental impairment. An Option Holder shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in the Administrator's sole discretion.

     (l)  "Eligible   Persons"   means   Directors,   Officers,   Employees  and
          Consultants.

     (m) "Employee" has the meaning given to that term in BC Policy 45-601, and for the purposes of the Plan includes employees of the Company and any of its affiliates.

     (n) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder.

     (o) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

     (p) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.5.

     (q)  "Expiry Date" means the date  determined in accordance  with paragraph
          3.4 and after which a particular Option cannot be exercised.

     (r) "Fixed Expiry Date" has the meaning given to that term under paragraph 3.4.

     (s) "insider" has the meaning given to that term in the Securities Act (Ontario).

     (t) "ISO" means an Option that is an Incentive Stock Option as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     (u) "Market Price" of the Common Shares for a particular Award Date shall be determined as follows:

          (i) for each organized trading facility on which the Common Shares are listed, Market Price shall be the closing trading price of the Common Shares on the last trading day immediately preceding the Award Date;

          (ii) if the Common Shares are listed on more than one organized trading facility, then Market Price shall be the greater of the Market Prices determined for each organized trading facility on which those Common Shares are listed as determined for each organized trading facility in accordance with section (i) above;

          (iii)if the Common Shares are listed on one or more organized trading facility but have not traded during the 10 trading day period immediately preceding the Award Date, then the Market Price shall be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by resolution of the Board; and

          (iv) if the Common Shares are not listed on any organized trading facility, then the Market Price shall be, subject to the necessary approvals of the applicable Regulatory Authorities, the fair market value of the Common Shares on the Award Date as determined by the Board in its discretion.

     (v) "Officer" means a senior officer as such term is defined in the Securities Act (British Columbia), and for the purposes of the Plan includes senior officers of the Company and any of its affiliates.

     (w) "Option" means an option to acquire Common Shares, awarded to an Eligible Person pursuant to the Plan.

     (x) "Option Certificate" means the certificate, in the form set out as Schedule "A" hereto, evidencing an Option.

     (y) "Option Holder" means a person (or, where applicable, a consultant company) who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

     (z) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

     (aa) "Personal Representative" means:

          (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

          (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

     (bb) "Plan" means this 2003 Stock Option Plan.

     (cc) "Regulatory Authorities" means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which the Company's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

     (dd) "Securities Laws" means securities legislation, securities regulations and securities rules, as amended, and the instruments, forms, notices and policy documents in force from time to time that are applicable to the Company.

     (ee) "Share" or "Shares" means, as the case may be, one or more shares of any class in the share capital of the Company from time to time.

     (ff) "Termination Date" means:

          (i) in the case of the Option Holder's resignation from employment or the termination of the Option Holder's consulting contract by the Option Holder, the date that the Option Holder provides notice of such resignation or termination to the Company or any of its affiliates; or

          (ii) in the case of the termination of the Option Holder's employment or consulting contract by the Company or any of its affiliates for any reason (whether such termination is lawful or unlawful) other than death or Disability, the date that the Company or any of its affiliates delivers written notice of such lawful or unlawful termination of the Option Holder's employment or consulting contract to the Option Holder; or

          (iii)in the case of the expiry of a fixed-term employment agreement or consulting contract that is not renewed or extended, the last day of the term.

     (gg) "TSX" means the Toronto Stock Exchange.

1.2      Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.

1.3      Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

                                   ARTICLE 2
                            PURPOSE AND PARTICIPATION

2.1      Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Officers, Consultants and Employees, to reward such of those Directors, Officers, Consultants and Employees as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Officers, Consultants and Employees to acquire Common Shares as long term investments.

2.2      Participation

The Board shall, from time to time and in its sole discretion, determine which of the Eligible Persons, if any, shall be awarded Options. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company. However, in no case shall the number of shares reserved for issuance to any one individual pursuant to Options exceed 5% of the outstanding issue.

2.3      Notification of Award

Following the award of an Option by the Board, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4      Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5      Limitation

The Plan does not give any Option Holder that is a Director or Officer the right to serve or continue to serve as a Director or Officer of the Company or any of its affiliates nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed with or have a consulting contract with the Company or any of its affiliates.

                                   ARTICLE 3
                         TERMS AND CONDITIONS OF OPTIONS

3.1      Board to Issue Common Shares

The Common Shares to be issued to Option Holders upon the exercise of Options shall be authorized and unissued Common Shares the issuance of which shall have been authorized by the Board.

3.2      Number of Common Shares

Subject to adjustment as provided for in paragraph 3.8 of the Plan, the number of Common Shares that shall be available for Eligible Persons to acquire pursuant to options awarded by the Board shall not exceed 2,156,020 Common Shares. If any option expires or otherwise terminates for any reason without having been exercised in full, the number of Common Shares in respect of which the option was not exercised shall be available for the purposes of the Plan.

3.3      Term of Option

Subject to such other terms or conditions that may be attached to an Option granted hereunder, an Option Holder may exercise any vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

3.4      Termination

Subject to subparagraphs (a) to (f) below, the Expiry Date of an Option shall be the date fixed by the Board at the time the particular Option is awarded (the "Fixed Expiry Date"), provided that the Expiry Date shall be no later than the tenth anniversary of the Award Date of such Option (and provided that in the case of an Option that is intended to qualify as an ISO and that is awarded to an Option Holder who, at the time of award owns Shares representing more than 10% of the voting power of all classes of Shares of the Company or any parent or subsidiary of the Company, the Expiry Date shall be no later than the fifth anniversary of the Award Date of the Option):

     (a)  Death

          If the Option Holder dies while his or her Option is outstanding, then unless otherwise provided for in the Option Certificate, the following shall apply. The Expiry Date for any vested portion or portions of the Option shall be the earlier of the Fixed Expiry Date and the date that is six months after the date of the Option Holder's death. The Expiry Date for any unvested portion of the Option shall be the date of the Option Holder's death. The right to purchase Common Shares under an Option shall not vest after the date of the Option Holder's death.

     (b)  Disability

          If the Option Holder ceases to be an Eligible Person by reason of a Disability while his or her Option is outstanding, then unless otherwise provided for in the Option Certificate, the following shall apply. The Expiry Date for any vested portion or portions of the Option shall be the earlier of the Fixed Expiry Date and the date that is six months after the date that the Option Holder ceases to be an Eligible Person. The Expiry Date for any unvested portion of the Option shall be the date that the Option Holder ceases to be an Eligible Person. The right to purchase Common Shares under an Option shall not vest after the date that the Option Holder ceases to be an Eligible Person.

     (c)  Ceasing to be a Director

          If the  Option  Holder  holds an Option as a  Director  and the Option
          Holder ceases to be a Director (other than by reason of death or Disability), then unless otherwise provided for in the Option Certificate, the following shall apply. The Expiry Date for any vested portion or portions of the Option shall be the earlier of the Fixed Expiry Date and the 90th day following the date that the Option Holder ceases to be a Director unless the Option Holder ceases to be a Director for Cause, in which case the Expiry Date shall be the date that the Option Holder ceases to be a Director. The Expiry Date for any unvested portion of the Option shall be the date that the Option Holder ceases to be a Director. The right to purchase Common Shares under an Option shall not vest after the date that the Option Holder ceases to be a Director.

     (d)  Ceasing to be an Employee or Consultant

          If the Option Holder holds an Option as an Employee or Consultant and the Option Holder ceases to be an Employee or Consultant (other than by reason of death or Disability), then unless otherwise provided for in the Option Certificate, the following shall apply. The Expiry Date for any vested portion or portions of the Option shall be the earlier of the Fixed Expiry Date and the 90th day following the Termination Date unless the Option Holder ceases to be an Employee or Consultant as a result of Cause, in which case the Expiry Date shall be the Termination Date. The Expiry Date for any unvested portion of the Option shall be the Termination Date. The right to purchase Common Shares under an Option shall not vest after the Termination Date.

     (e)  Ceasing to be an Officer

          If the  Option  Holder  holds an Option as an  Officer  and the Option
          Holder ceases to be an Officer (other than by reason of death or Disability), then unless otherwise provided for in the Option Certificate, the following shall apply. The Expiry Date for any vested portion or portions of the Option shall be the earlier of the Fixed Expiry Date and the 90th day following the date that the Option Holder ceases to be an Officer unless the Option Holder ceases to be an Officer for Cause, in which case the Expiry Date shall be the date that the Option Holder ceases to be an Officer. The Expiry Date for any unvested portion of the Option shall be the date that the Option Holder ceases to be an Officer. The right to purchase Common Shares under an Option shall not vest after the date that the Option Holder ceases to be an Officer.

     (f)  Change of Control

          In the event of a Change of Control or an impending Change of Control the Board may, if it reasonably determines that it is necessary or desirable for the Company to do so in conjunction with the Change of Control, deal with outstanding Options in a manner that it deems to be fair and reasonable in light of the circumstances. Without limiting the generality of the foregoing, the Board may, without any action or consent required on the part of any Option Holder:

          (i) deliver a notice to the Option Holder advising the Option Holder that the unvested portion of the Option held by the Option Holder, if any, shall immediately vest;

          (ii) deliver a notice to the Option Holder advising the Option Holder that the unvested portion of the Option held by the Option Holder, if any, shall immediately vest and that the Option shall expire on the Expiry Date set forth in the notice; or

          (iii)take such other actions as it deems fair and reasonable under the circumstances.

The foregoing subparagraphs (c) through (e) shall only apply once an Option Holder ceases to fall into any of the categories of Eligible Persons. The Board and the Administrator shall look to which of the definitions of Employee, Director, Officer or Consultant the Option Holder met immediately prior to the Option Holder ceasing to be an Eligible Person to determine which of subparagraphs (c) through (e) shall apply. If the Option Holder met more than one definition, then the following shall apply. If the Option Holder was an Employee or Consultant, then the Option Holder shall be deemed to hold his or her Option as an Employee or Consultant regardless of whether the Option Holder was also a Director or Officer. If the Option Holder was a Director but not an Employee or Consultant, then the Option Holder shall be deemed to hold his or her Option as a Director regardless of whether the Option Holder was also an Officer.

3.5      Exercise Price

The price at which an Option Holder may purchase a Common Share upon the exercise of an Option shall be as set forth in the Option Certificate issued in respect of such Option and in any event shall not be less than the Market Price of the Common Shares as of the Award Date, subject to the following:

     (a) in no case shall the Exercise Price be less than the minimum prescribed by the Regulatory Authorities as would apply to the Award Date in question; and

     (b) in the case of an Option intended to qualify as an ISO, the per Common Share Exercise Price of the ISO shall be not less than 100% of the Market Price of the Company's Common Shares as of the Award Date, or, in the case of an ISO granted to an Option Holder who, at the time of the grant of such ISO owns Shares representing more than 10% of the voting power of all classes of Shares of the Company or any parent or subsidiary of the Company, not less than 110% of the Market Price of the Company's Common Shares as of the Award Date.

3.6      Additional Terms

Subject to all applicable Securities Laws and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the award of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

     (a) providing that an Option or a portion or portions of an Option expire on a certain date, after certain periods of time or upon the occurrence of certain events other than as provided for herein, provided that no Option shall expire more than 10 years after the Award Date, and no Option that is intended to qualify as an ISO and which is awarded to an Option Holder who, at the time of award of such ISO owns Shares representing more than 10% of the voting power of all classes of Shares of the Company or any parent or subsidiary of the Company, shall expire more than five years after the Award Date; and

     (b) providing that an Option issued to, held by or exercised by an Employee who is a citizen or resident of the United States of America, and otherwise meeting the statutory requirements, be treated as an ISO, subject to the other provisions in the Plan concerning ISOs.

3.7      Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.8      Adjustments

Subject to any required action by the shareholders of the Company, the number of Common Shares subject to each outstanding Option and the number of Common Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have again become available for the purposes of the Plan, the Exercise Price of each outstanding Option, as well as any other terms that the Board determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or similar transaction affecting the Common Shares; and (ii) any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" (in each case, the "Event"). Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. No fractional shares shall be issued upon the exercise of an Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Common Share, such Option Holder shall have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment shall be made with respect to the fractional interest so disregarded.

3.9      Vesting

The Board may, in its sole discretion, attach a term or condition to a particular Option providing that the Option shall vest over a certain period of time or upon the occurrence of certain events. The Board may also, in its sole discretion, attach a term or condition to a particular Option providing that the Option shall be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events other than as provided for herein.

3.10     Personal Information Form and Monitoring of Trading

An Option Holder who becomes a new insider of the Company or who is undertaking investor relations activities must file a Personal Information Form or such other documents as may be required by the Regulatory Authorities. An Option
Holder who performs investor relations activities must comply with all procedures established by the Board or the Regulatory Authorities to monitor the Option Holder's trading in the securities of the Company.

3.11     Designation of Award

Each Option issued to a United States citizen or resident shall be designated in the Option Certificate - Schedule either as an ISO or a Non-Qualified Option. However, notwithstanding such designation, to the extent that the aggregate Market Price of Common Shares subject to Options designated as ISOs that become exercisable for the first time by an Option Holder during any calendar year (under all plans of the Company or any affiliate of the Company) exceeds US$100,000, such excess ISOs, to the extent of the Common Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Options. For this purpose, ISOs shall be taken into account in the order in which they were awarded, and the Market Price of the Common Shares shall be determined as of the Award Date of the relevant ISO.

                                   ARTICLE 4
                               EXERCISE OF OPTION

4.1A      Exercise of Option

An  Option  may  be  exercised  only  by  the  Option  Holder  or  the  Personal
Representative of the Option Holder. An Option Holder or the Personal Representative of the Option Holder may exercise the vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Common Shares to be purchased pursuant to the exercise of the Option.

4.1B      Cashless Exercise

An Option Holder or the Personal Representative of any Option Holder, rather than exercise Options which he or she is entitled to exercise under section 4.1A., may elect to terminate any such Options, in whole or in part, and, in lieu of receiving Shares to which the terminated options relate (the "Designated Shares"), to receive the number of Shares, disregarding fractions, which, when multiplied by the weighted average trading price of the Shares on the Toronto Stock Exchange during the five trading days immediately preceding the day of termination (the "Fair Value" per Share) of the Designated Shares, has a total dollar value equal to the number of Designated Shares multiplied by the difference between the Fair Value and the Exercise Price per Share of the Designated Shares

4.2      Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Common Shares purchased by the Option Holder. If the number of Common Shares in respect of which the Option was exercised is less than the number of Common Shares subject to the Option Certificate surrendered, the Administrator shall forward a new

Option Certificate to the Option Holder concurrently with delivery of the share certificate for the balance of the Common Shares available under the Option.

4.3      Condition of Issue

The Options and the issue of Common Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Common Shares, and to all applicable Securities Laws. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company any information, reports or undertakings required to comply with, and to fully cooperate with, the Company in complying with such laws, regulations, rules and policies.

4.4      Taxes

No Common Shares shall be delivered under the Plan to any Option Holder or other person until such Option Holder or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, national, provincial or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Common Shares or the "disqualifying disposition" of Common Shares received on exercise of an ISO. Upon exercise of an Option the Company shall withhold or collect from the Option Holder an amount sufficient to satisfy each such tax obligation.

                                   ARTICLE 5
                                 ADMINISTRATION

5.1      Administration

The Plan shall be administered by the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any director, officer or employee of the Company such administrative duties and powers as it may see fit.

5.2      Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

5.3      Special Rules Applicable to Administration

To the extent the Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), grants of Options to persons who are, or in the discretion of the Board may become, the chief executive officer of the Company or one of the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the United States Securities Exchange Act of 1934, as amended, as determined for the purposes of Section 162(m)

(collectively, the "Covered Employees") shall be made by a committee of the Board consisting of two or more "outside directors" as that term is defined in the regulations promulgated under Section 162(m). Notwithstanding the foregoing, the Board retains the full powers set forth under paragraph 5.1 to the extent the Board determines that it is not in the best interests of the Company to comply with the "performance-based compensation" requirements of Section 162(m).

                                   ARTICLE 6
                        AMENDMENT, TERMINATION AND NOTICE

6.1      Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Common Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment. To the extent necessary to comply with securities laws, the rules of Regulatory Authorities or laws or rules applicable to ISOs, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

6.2      Retrospective Amendment

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options that have been previously granted.

6.3      Amendment to
Option

Notwithstanding anything else contained in the Plan and subject to any necessary approval from the Option Holder, the Company's shareholders or the Regulatory Authorities, the Board may in its discretion (a) extend the Expiry Date of any Option, provided that in no case shall an Option be exercisable later than the tenth anniversary of the Award Date of the Option; (b) alter or change the vesting terms applicable to an Option, including accelerating the vesting schedule to make the Option exercisable immediately, in full; (c) reduce the Exercise Price; or (d) amend any other term of an outstanding Option.

6.4      Approvals

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities and shareholders.

6.5      Termination

The Board may terminate the Plan at any time in its sole discretion. If not earlier terminated, the Plan shall automatically terminate 10 years after the earlier of (a) the date that the Plan is adopted by the Board; and (b) the date that the Plan is approved by the shareholders of the Company. The termination of the Plan shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination. For greater certainty, any Option that is outstanding as of the date of termination of the Plan, whether such termination is automatic or at the discretion of the Board, shall remain outstanding until the Expiry Date and shall continue to be governed by the provisions of the Plan.

6.6      Agreement

The Company and every Option awarded hereunder shall be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of the Plan.

6.7      Notice

Any notice or other communication contemplated under the Plan to be given by the Company to an Option Holder shall be given by the Company delivering or faxing the notice to the Option Holder at the last address for the Option Holder in the Company's records. Any such notice shall be deemed to have been given on the date on which it was delivered, or in the case of fax, the next business day after transmission. An Option Holder may, at any time, advise the Company of a change in the Option Holder's address or fax number.

                                  SCHEDULE "A"

                          MINEFINDERS CORPORATION LTD.
                             2003 STOCK OPTION PLAN

                               OPTION CERTIFICATE


This  Certificate  is  issued  pursuant  to the  provisions  of the  Minefinders
Corporation Ltd. (the "Company") 2003 Stock Option Plan (the "Plan") and evidences that ___ is the holder (the "Option Holder") of an option (the
"Option") to purchase up to ___ Common shares (the "Common Shares") in the capital stock of the Company at a purchase price of Cdn. $___ per Common Share.

Subject to the provisions of the Plan:

(a) the Award Date of the Option is ___; and

(b) the Fixed Expiry Date of the Option is ___.

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator of the Plan an Exercise Notice, in the form attached, together with this Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Common Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate shall have the meanings given to them under the Plan.

THE OPTION HOLDER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS CERTIFICATE OR THE PLAN SHALL CONFER UPON THE OPTION HOLDER ANY RIGHT WITH RESPECT TO CONTINUED EMPLOYMENT, OFFICERSHIP OR DIRECTORSHIP OR A CONTINUING CONSULTANT CONTRACT, NOR SHALL IT INTERFERE WITH THE OPTION HOLDER'S RIGHT OR THE RIGHT OF THE COMPANY OR ANY OF ITS AFFILIATES TO TERMINATE SUCH EMPLOYMENT, DIRECTORSHIP, OFFICERSHIP OR CONTRACT FOR ANY REASON OR NO REASON.

Dated this ___ day of ___.



Minefinders Corporation Ltd.

Per:
         -------------------------------------
         Administrator, 2003 Stock Option Plan



Acknowledged by Option Holder

By:

         -------------------------------------
         Signature

         -------------------------------------
         Print Name

                          OPTION CERTIFICATE - SCHEDULE


The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.  ___; and

2.  ___.

Minefinders Corporation Ltd.

Per:
         -------------------------------------
         Administrator, 2003 Stock Option Plan

            OPTION CERTIFICATE - SCHEDULE FOR UNITED STATES RESIDENTS

The additional terms and conditions attached to the Option represented by this Certificate are as follows:

1. Type of Option. The Company may grant either an ISO or a Non-Qualified Option to an Option Holder who is an Employee and a resident of the United States (as defined in Section 7701 of the Internal Revenue Code of 1986, as amended). The Option represented by this Certificate is an:

     |_|      ISO
     |_|      Non-Qualified Option ("NSO")

2. Tax Consequences. Set out below is a brief summary as of the date of this Certificate of some of the United States federal tax consequences of exercise of this Option and disposition of the Common Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTION HOLDER SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE COMMON SHARES.

     (a) Exercise of NSO. There may be a regular United States federal income tax liability, at ordinary income tax rates, upon the exercise of an NSO. If the Option Holder is an Employee or a former Employee, the Company shall be required to withhold from the Option Holder's compensation or collect from the Option Holder and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honour the exercise and refuse to deliver Common Shares if such withholding amounts are not delivered at the time of exercise.

     (b) Exercise of ISO. If this Option qualifies as an ISO, there shall be no regular federal income tax liability upon the exercise of the Option, although the Option Holder may be subject to the alternative minimum tax in the year of exercise.

     (c) Disposition of Common Shares. The disposition of Common Shares is generally a taxable event. The tax treatment shall depend on whether the Option is an ISO or an NSO, and on the length of time that the Option Holder has held the Common Shares.

     (d) Notice of Disqualifying Disposition of ISO Common Shares. If the Option granted to the Option Holder is an ISO, and if the Option
          Holder sells or otherwise disposes of any of the Common Shares acquired upon exercise of the ISO on or before the later of (1) the date that is two years after the Award Date; or (2) the date that is one year after the date of exercise, the Option Holder shall immediately notify the Company in writing of such disposition. The Option Holder agrees that the Option Holder may be subject to income tax withholding by the Company on the compensation income recognized by the Option Holder.

3. Tax Consequences of Holding Common Shares. Upon exercise of this Option, the Option Holder should review the Company's most recent Form 20-F (if the Company is required to file one) and consult his or her own tax adviser to determine if the Option Holder is subject to certain possible

     United States federal income tax consequences generally applicable to a United States resident who owns Common Shares.

4. Shareholder Approval. Any Option granted to the Option Holder may not be exercised prior to the Company obtaining shareholder approval of the Plan, or the issuance of Common Shares may be subject to rescission in accordance with the rules and policies of the Regulatory Authorities.



Minefinders Corporation Ltd.

Per:
         --------------------------------------
         Administrator, 2003 Stock Option Plan

                                  SCHEDULE "B"

                          MINEFINDERS CORPORATION LTD.
                             2003 STOCK OPTION PLAN

                                 EXERCISE NOTICE


TO:               The Administrator, 2003 Stock Option Plan
                  Minefinders Corporation Ltd. (the "Company")
                  2288 - 1177 West Hastings Street
                  Vancouver, British Columbia, V6E 2K3

The undersigned hereby irrevocably gives notice, pursuant to the Company's 2003 Stock Option PlanG (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Common Shares; or

(b) ___________________ of the Common Shares;

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to the Company in an amount equal to the aggregate Exercise Price of the aforesaid Common Shares exercised and directs the Company to issue the certificate evidencing said Common Shares in the name of the undersigned to be mailed to the undersigned at the following address:


                           -----------------------------------

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------



By executing this Exercise Notice, the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the attached Option Certificate.


DATED the ________ day of ____________________, __________.



                                                      --------------------------
                                                      Signature of Option Holder

                                 OGILVY RENAULT



July 19, 2004


Minefinders Corporation Ltd.
2288 - 1177 West Hastings Street
Vancouver, B.C.  V6E 2K3


Dear Sirs & Mesdames:


RE:      Minefinders Corporation Ltd.
         Registration Statement on Form S-8
-------------------------------------------------------

Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by Minefinders Corporation Ltd. (the "Registrant") with the Securities and Exchange Commission on or about July 20, 2004, for the purpose of registering under the Securities Act of 1933, as amended, up to 1,045,882 common shares of the Registrant (the "Shares") under the Registrant's 2003 Stock Option Plan, as amended (the "Plan").

For purposes of expressing the opinion set forth herein, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Registrant.

We are solicitors qualified to practice law in the Province of Ontario and express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We have also assumed that (i) the Registration Statement will be and remain effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan or any Plan certificate will be paid for each share; (iii) appropriate certificates evidencing the Shares will be executed and delivered by the Company; and (iv) all applicable securities laws are complied with.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued as fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulation promulgated thereunder.



Yours truly,

/s/  Ogilvy Renault

                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


Minefinders Corporation Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004 relating to the consolidated financial statements of Minefinders Corporation Ltd., appearing in the Company's Annual Report on Form 40-F for the year ended December 31, 2003.




  /s/ BDO Dunwoody LLP
--------------------------------------
BDO DUNWOODY LLP

Vancouver, Canada
July 13, 2004